Exhibit 99.1

PowerSecure Announces $20 Million of Awards for Distributed Generation

Power Systems and Utility Infrastructure Projects

Wake Forest, N.C. – October 11, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $20 million of new awards for distributed generation systems and utility infrastructure projects. The new distributed generation awards total $11 million, and include installations for industrial, military, hospital, data center, and commercial facilities. These include $9 million of traditional turn-key PowerSecure distributed generation projects, $1 million of turn-key solar energy projects, and $1 million of recurring revenue projects. The utility infrastructure awards total $9 million, and include transmission and distribution projects to upgrade utility systems, and substation projects.

The majority of these projects will be completed and recognized in 2012, with some projects continuing into 2013. These new awards and their timing will be included in the Company’s revenue backlog report to be issued in conjunction with its upcoming third quarter earnings release on November 7, 2012.

Sidney Hinton, CEO of PowerSecure, said, “We are pleased to announce these new awards, which include projects for a diverse group of customers and growing number of utilities. We continue to see strong demand in the marketplace for our products and services — and our team is executing extraordinarily well. We are excited about this new, large group of projects and the opportunity to deliver strong value to our utility partners and customers.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak times, 2) provide utilities with firm capacity to utilize for demand response, and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The Company’s Energy Efficiency business develops efficient LED lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure’s Utility Infrastructure team provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

#   #   #